UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-2963337
(State of incorporation or organization)	(IRS Employer Identification No.)

110 N. Wacker Drive
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be Registered
6.375% Series A Cumulative Redeemable Preferred Stock	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-182380

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the 6.375% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series A Preferred Stock”), of General Growth Properties, Inc. (the “Registrant”) is set forth under the caption “Description of the Series A Preferred Stock” in the Prospectus Supplement, dated February 6, 2013, as filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus, dated June 27, 2012, included in the Registration Statement on Form S-3 (No. 333-182380) of the Registrant, as filed with the Commission on June 27, 2012, and is incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.  Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 13, 2013	GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ STACIE L. HERRON
		Name:	Stacie L. Herron
		Title:	Vice President and Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

3.1	Amended and Restated Certificate of Incorporation of the Registrant, dated November 9, 2010	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010

3.2	Certificate of Designations of the Registrant with respect to the Series A Preferred Stock, dated February 11, 2013	Filed herewith

3.3	Amended and Restated Bylaws of the Registrant, dated November 9, 2010, as amended by Amendment to Amended and Restated Bylaws of the Registrant, dated February 25, 2011

Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 25, 2011 which was filed with the SEC on March 1, 2011

4.1	Form of certificate representing the Series A Preferred Stock	Filed herewith